Execution Copy

CUSTODIAN AGREEMENT

This Agreement, made as of September 9, 2014, and to have an effective date with respect to the Fund (as defined below) on or about October 17, 2014 or on a date that is mutually agreed upon in writing by the parties hereto is between HIMCO VARIABLE INSURANCE TRUST, a business trust organized and existing under the laws of Delaware (the “Fund”), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the “Custodian”).

WITNESSETH:

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 20.7 below, shall hereinafter be referred to herein as the “Portfolio(s)”);

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1.                            EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT.

The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”).  The Fund, on behalf of the Portfolio(s), agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios (“Shares”) as may be issued or sold from time to time.  The Custodian shall not be responsible for any property that is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 7 hereof).  With respect to uncertificated shares (the “Underlying Shares”) of registered “investment companies” (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended from time to time (the “1940 Act”)), whether in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including pursuant to Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to as the “Underlying Portfolios”) the holding of confirmation statements that identify the shares as being recorded in the Custodian’s name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions, the Custodian shall on behalf of the Fund appoint one or more banks, trust companies or other entities located in the United States and designated in such Proper Instructions to act as a sub-custodian for the purposes of effecting such transaction(s) as may be designated by the Fund.  Each such designated sub-custodian is referred to herein as a “Special Sub-Custodian.”  The Custodian may place and maintain the Fund’s foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, in accordance with the applicable provisions of Sections 3 and 4 hereof.

SECTION 2.                            DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY THE CUSTODIAN IN THE UNITED STATES.

SECTION 2.1                     HOLDING SECURITIES.  The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a “U.S. Securities System”) and (b) Underlying Shares owned by each Portfolio which are maintained pursuant to Section 2.13 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time be appointed by the Fund to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (each, an “Underlying Transfer Agent”).

SECTION 2.2                     DELIVERY OF DOMESTIC SECURITIES.  The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian, in a U.S. Securities System account of the Custodian, or in an account at the Underlying Transfer Agent only upon receipt of Proper Instructions on behalf of the applicable Portfolio, specifying (a) the domestic securities of the Portfolio to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

SECTION 2.3                     REGISTRATION OF SECURITIES.  Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1.  All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in “street name” or other good delivery form.  If, however, the Fund directs the Custodian to maintain securities in “street name,” the Custodian shall utilize reasonable efforts only to timely collect income due the Fund on such securities and to notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

SECTION 2.4                     PAYMENT OF PORTFOLIO MONIES.  The Custodian shall pay out monies of a Portfolio upon receipt of Proper Instructions on behalf of the applicable Portfolio, specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

SECTION 2.5                     BANK ACCOUNTS.  The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act.  Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the board of directors or trustees, as applicable, of the Fund (the “Board”).  Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 2.6                     COLLECTION OF INCOME.  Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent.  The Custodian shall present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.  The Custodian shall credit income to the applicable Portfolio as such income is received or in accordance with the Custodian’s then current payable date income schedule.  Any credit to the Portfolio in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Portfolio may be charged at the Custodian’s applicable rate for time credited.  Income due each Portfolio on domestic securities loaned shall be the responsibility of the Fund.  The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

SECTION 2.7                     APPOINTMENT OF AGENTS.  The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder, and the compensation of any such agent shall be paid by the Custodian.  The Underlying Transfer Agent shall not be deemed an agent or sub-custodian of the Custodian for purposes of this Section 2.7 or any other provision of this Agreement.

SECTION 2.8                     DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS.  The Custodian may deposit and/or maintain domestic securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 of the 1940 Act, as amended from time to time.

SECTION 2.9                     SEGREGATED ACCOUNT.  Upon receipt of Proper Instructions, the Custodian shall on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio for any purpose, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof.

SECTION 2.10              OWNERSHIP CERTIFICATES FOR TAX PURPOSES.  The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

SECTION 2.11              PROXIES.  The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

SECTION 2.12              COMMUNICATIONS RELATING TO DOMESTIC PORTFOLIO SECURITIES.  Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information received by the Custodian from issuers of the domestic securities being held for the Portfolio.  With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the domestic securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer.  The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Portfolios at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur prior to such deadline established by the Custodian in its reasonable discretion as will give the Custodian sufficient time to take such action, which deadline shall in no event be longer than three (3) business days.  The Custodian shall also transmit promptly to the Fund for each applicable Portfolio all written information received by the Custodian regarding any class action or other collective litigation relating to Portfolio securities or other assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms.  The Custodian does not support class-action participation by the Fund beyond such forwarding of written information received by the Custodian.  For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 2.12.

SECTION 2.13              DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT.  Underlying Shares beneficially owned by the Fund, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian’s only responsibilities with respect thereto shall be limited to the following:

1)                                     Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of such Portfolio.

2)                                     In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian’s books and records.

3)                                     In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian’s books and records.

SECTION 3.                            PROVISIONS RELATING TO RULES 17F-5 AND 17F-7.

SECTION 3.1.                  DEFINITIONS.  As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, risks arising from such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country); prevailing or developing custody, tax and settlement practices; nationalization, expropriation or other government actions; currency restrictions, devaluations or fluctuations; market conditions affecting the orderly execution of securities transactions or the value of assets; the regulation of the banking and securities industries, including changes in market rules; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect the Portfolios’ transactions in those investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

SECTION 3.2.                  THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

3.2.1                     DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.  The Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

3.2.2                     COUNTRIES COVERED.  The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager.  The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager.  The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation.  Execution of this Agreement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement.  Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund.  Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.2.3                     SCOPE OF DELEGATED RESPONSIBILITIES:

(a)                                 SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.  Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.  In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(b)                                 CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.  The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c)                                  MONITORING.  In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign

Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian.  In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

3.2.4                     GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.  For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

3.2.5                     REPORTING REQUIREMENTS.  The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred.  The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

3.2.6                     STANDARD OF CARE AS FOREIGN CUSTODY MANAGER.  The Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Foreign Assets would exercise, in performing the delegated responsibilities.

3.2.7                     REPRESENTATIONS WITH RESPECT TO RULE 17F-5.  The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.  The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

3.2.8                     EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.  The Board’s delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party.  Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice.  The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

SECTION 3.3                     ELIGIBLE SECURITIES DEPOSITORIES.

3.3.1                     ANALYSIS AND MONITORING.  The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment advisor (“Investment Advisor”)) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such custody risks on a continuing basis, and promptly notify the Fund (or its Investment Advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

3.3.2                     STANDARD OF CARE.  The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4.                            DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD OUTSIDE THE UNITED STATES.

SECTION 4.1                     HOLDING FOREIGN SECURITIES.  The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Eligible Foreign Custodian or Foreign Securities System.  The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Eligible Foreign Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Eligible Foreign Custodian be held separately from any assets of such Eligible Foreign Custodian or of other customers of such Eligible Foreign Custodian .

SECTION 4.2.                  FOREIGN SECURITIES SYSTEMS.  Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or an Eligible Foreign Custodian, as applicable, in such country.

SECTION 4.3.                  TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

4.3.1.                  DELIVERY OF FOREIGN SECURITIES.  The Custodian or an Eligible Foreign Custodian shall release and deliver foreign securities owned by a Portfolio held by the Custodian or such Eligible Foreign Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, specifying (a) the foreign securities to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

4.3.2.                       PAYMENT OF PORTFOLIO MONIES.  The Custodian shall pay out, or direct the respective Eligible Foreign Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio only upon receipt of Proper Instructions specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

4.3.3.                  MARKET CONDITIONS.  Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs an Eligible Foreign Custodian described on Schedule C hereto at the time or times set forth on such Schedule.  The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

SECTION 4.4.                  REGISTRATION OF FOREIGN SECURITIES.  Foreign securities maintained in the custody of an Eligible Foreign Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Eligible Foreign Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities.  The Custodian or an Eligible Foreign Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

SECTION 4.5                     BANK ACCOUNTS.  The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian.  Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with an Eligible Foreign Custodian.  All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Eligible Foreign Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio.  Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

SECTION 4.6.                  COLLECTION OF INCOME.  The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled.  In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.  The Custodian shall credit income to the applicable Portfolio as such income is received or in accordance with Custodian’s then current payable date income schedule.  Any credit to the Portfolio in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Portfolio may be charged at the Custodian’s applicable rate for time credited.  Income on securities loaned other than from the Custodian’s securities lending program shall be credited as received.

SECTION 4.7                     SHAREHOLDER RIGHTS.  With respect to the foreign securities held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued.  The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

SECTION 4.8.                  COMMUNICATIONS RELATING TO FOREIGN PORTFOLIO SECURITIES.  The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via Eligible Foreign Custodians from issuers of the foreign securities being held for the account of the Portfolios.  With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer.  The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Eligible Foreign Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) prior to such deadline established by the Custodian in its reasonable discretion as will give the Custodian sufficient time to take such action, which deadline shall in no event be longer than three (3) business days.  The Custodian shall also transmit promptly to the Fund all written information received by the Custodian via the Eligible Foreign Custodians from issuers of the foreign securities being held for the account of the Portfolios regarding any class action or other collective litigation relating to Portfolio foreign securities or other assets issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian via an Eligible Foreign Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms.  The Custodian does not support class-action participation by the Fund beyond such forwarding of written information received by the Custodian.  For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 4.8.

SECTION 4.9.                  CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. Each contract pursuant to which the Custodian employs an Eligible Foreign Custodian shall meet the requirements of Rule 17f-5 and, to the extent possible, require the Eligible Foreign Custodian to indemnify and hold harmless the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Eligible Foreign Custodian’s performance of such obligations.  At the Fund’s election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against an Eligible Foreign Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.  In no event shall the Custodian be obligated to bring suit in its own name or to allow suit to be brought in its name.

SECTION 5.                            CONTRACTUAL SETTLEMENT SERVICES (PURCHASE / SALES).

SECTION 5.1                     The Custodian shall, in accordance with the terms set out in this section, debit or credit the appropriate cash account of each Portfolio in connection with (i) the purchase of securities for such Portfolio, and (ii) proceeds of the sale of securities held on behalf of such Portfolio, on a contractual settlement basis.

SECTION 5.2                     The services described above (the “Contractual Settlement Services”) shall be provided for such instruments and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services under this Agreement at its sole discretion immediately upon notice to the applicable Fund on behalf of each Portfolio, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Fund.

SECTION 5.3                     The consideration payable in connection with a purchase transaction shall be debited from the appropriate cash account of the Portfolio as of the time and date that monies would ordinarily be required to settle such transaction in the applicable market.  The Custodian shall promptly recredit such amount at the time that the Portfolio or the Fund notifies the Custodian by

Proper Instruction that such transaction has been canceled.

SECTION 5.4                     With respect to the settlement of a sale of securities, a provisional credit of an amount equal to the net sale price for the transaction (the “Settlement Amount”) shall be made to the account of the Portfolio as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be available in good funds in the applicable market.  Such provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agents having possession of the asset(s) (which shall exclude assets subject to any third party lending arrangement entered into by a Portfolio) associated with the transaction in good deliverable form and not being aware of any facts which would lead them to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

SECTION 5.5.                  Simultaneously with the making of such provisional credit, the Fund agrees that the Custodian shall have, and hereby grants to the Custodian, a security interest in any property at any time held for the account of a Portfolio to the full extent of the credited amount, and the Fund on behalf of each Portfolio hereby pledges, assigns and grants to the Custodian a continuing security interest and a lien on any and all such property under the Custodian’s possession, in accordance with the terms of this Agreement.  In the event that the applicable Portfolio fails to promptly repay any provisional credit, the Custodian shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of The Commonwealth of Massachusetts.

SECTION 5.6                     The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto, will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable, and the Portfolio shall be responsible for any costs or liabilities resulting from such reversal.  Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Portfolio to the Custodian and may be debited from any cash account held for benefit of the Portfolio.

SECTION 5.7                     In the event that the Custodian is unable to debit an account of the Portfolio, and the Portfolio fails to pay any amount due to the Custodian at the time such amount becomes payable in accordance with this Agreement, (i) the Custodian may charge the Portfolio for costs and expenses associated with providing the provisional credit, including without limitation the cost of funds associated therewith, (ii) the amount of any accrued dividends, interest and other distributions with respect to assets associated with such transaction may be set off against the credited amount, (iii) the provisional credit and any such costs and expenses shall be considered an advance of cash for purposes of the Agreement and (iv) the Custodian shall have the right to setoff against any property and to sell, exchange, convey, transfer or otherwise dispose of any property at any time held for the account of the Portfolio to the full extent necessary for the Custodian to make itself whole.

SECTION 6.                            PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES.

The Custodian shall receive from the distributor for the Shares or from the Fund’s transfer agent (the “Transfer Agent”) and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the Fund.  The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares.  In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.  In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

SECTION 7.                            PROPER INSTRUCTIONS.  “Proper Instructions,” which may also be standing instructions, shall mean instructions received by the Custodian from the Fund, its Investment Advisor, or a person or entity duly authorized by either of them.  Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto, the terms of which are hereby agreed to.  The Custodian may agree to accept oral instructions, and in such case oral instructions will be considered Proper Instructions.  The Fund shall cause all oral instructions to be confirmed in writing.  The Custodian shall be entitled conclusively to rely and act upon Proper Instructions until the Custodian has received notice of any change from the Fund and has had a reasonable time to implement such change.  The Custodian may act on a Proper Instruction if it reasonably believes it contains sufficient information, and may refrain from acting on any Proper Instructions until such time that it has determined, in its sole discretion, that is has received any required clarification and/or authentication of Proper Instructions.  If the Custodian determines, in its sole discretion,  that a Proper Instruction does not contain sufficient information, the Custodian shall make reasonable efforts to obtain clarification or additional information within a reasonable time; provided, however, that if the Custodian has acted with reasonable care the Custodian’s failure to promptly obtain such clarification or additional information will not give rise to any liability hereunder. The Custodian may rely upon and shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it in good faith to be genuine and to have been properly executed by or on behalf of the Fund.

If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper Instruction not to execute, or any other modification to, a prior Proper Instruction) the Custodian will use good faith efforts to execute the Proper Instruction but will not be responsible or liable if such efforts are not successful (including any inability to change any actions that the Custodian had taken pursuant to the prior Proper Instruction).  The inclusion of a statement of purpose or intent (or any similar notation) in a Proper Instruction shall not impose any additional obligations on the Custodian or condition or qualify its authority to effect such Proper Instruction.  The Custodian will not assume a duty to ensure that the stated purpose or intent is fulfilled, and will have no responsibility or liability when it follows the Proper Instruction without regard to such purpose or intent.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, the Fund shall deliver to the Custodian an officer’s certificate setting forth the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund.  Such certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

SECTION 8.                            ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.

The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

1)                                     make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

2)                                     surrender securities in temporary form for securities in definitive form;

3)                                     endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4)                                     in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

SECTION 9.                            TAX SERVICES.

Subject to and to the extent of receipt by the Custodian of relevant and necessary documentation and information with respect to the Fund and Portfolios that the Custodian has requested, the Custodian shall perform the following services: (i) file claims for exemptions, reductions in withholding taxes, or refunds of any tax with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate; (ii) withhold appropriate amounts as required by U.S. tax laws with respect to amounts received on behalf of nonresident aliens; and (iii) provide to the Fund such information actually received by the Custodian that could, in the Custodian’s reasonable belief, assist the Fund in its submission of any reports or returns with respect to taxes.  Other than the servicing responsibilities identified herein, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of any country or of any state or political subdivision thereof.

It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.  The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided sufficient information and documentation.  As the Custodian does not provide tax advice, it is specifically understood and agreed that the Custodian shall not be considered the Fund’s tax advisor or tax counsel.  In connection with the provision of services pursuant to this Section 9, the Custodian shall be kept indemnified by and shall be without liability to the Fund for any obligations, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses that may be assessed against the Fund, the Portfolios or the Custodian as custodian of the assets of the Fund or Portfolios.  The Fund agrees that the Custodian is authorized to deduct from any cash received or credited to the account of a Portfolio any taxes or levies required by any tax or other governmental authority having jurisdiction in respect of such Portfolio’s transactions, and that the Custodian is authorized to disclose any information required by any such tax or other governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to Portfolio transactions and holdings.

SECTION 10.                     DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME.

The Custodian shall keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares The Custodian shall also calculate daily the net income of the Portfolio as described in the Fund’s currently effective prospectus (together with the statement of additional information, the “Prospectus”) and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components.  The duties set forth in this Section 10 will be performed subject to the authorization and direction of the Fund.  The Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 10 and in Section 11 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent.  If and as so directed, the calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.

SECTION 11.                     RECORDS.

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Custodian agrees that all such records shall at all times remain the property of the Fund and shall be readily accessible during the regular business hours of the Custodian and shall be promptly surrendered upon termination of this Agreement to a successor custodian designated pursuant to Section 17 hereof or otherwise upon receipt of Proper Instructions.  The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.  In the event that the Custodian is requested or authorized by the Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Fund by state or federal regulatory agencies, to produce the records of the Fund or the Custodian’s personnel as witnesses or deponents, the Fund agrees to pay the Custodian for the Custodian’s time and expenses, as well as the fees and expenses of the Custodian’s counsel, incurred in such production

SECTION 12.                     OPINION OF FUND’S INDEPENDENT ACCOUNTANT.

The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 13.                     REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS.

The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a “Securities System”), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 14.                     COMPENSATION OF CUSTODIAN.

The Custodian shall be entitled to reasonable compensation for its services and expenses, as agreed upon from time to time in writing between the Fund on behalf of each applicable Portfolio and the Custodian.

SECTION 15.                     RESPONSIBILITY OF CUSTODIAN.

In performing the services hereunder, the Custodian shall act without negligence, bad faith, willful misconduct or fraud and with the reasonable care, prudence, diligence and skill that may be reasonably expected of a leading provider of custody services in carrying out all of its duties and obligations under this Agreement.  The Custodian shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction; provided that, the Custodian shall not be indemnified against any liability arising out of the Custodian’s failure to exercise its standard of care set out in this paragraph.

The Custodian shall be entitled to rely on and may act upon advice of counsel (who may, after prior consent from the Fund, be external counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  The Custodian shall be without liability to the Fund or Portfolio for any loss or expense resulting from or caused by Country Risk.

The Custodian shall be liable for the acts or omissions of an Eligible Foreign Custodian to the same extent as if such action or omission were performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the particular jurisdiction in which the Fund elects to invest.  Notwithstanding any other provision of this Agreement, the Custodian shall not be liable for the insolvency of any Eligible Foreign Custodian.

Except as may arise from the Custodian’s failure to exercise its standard of care, the Custodian shall be without responsibility or liability to the Fund for: (i) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market or system, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (ii) errors by the Fund, its Investment Advisor or any other duly authorized person in their instructions to the Custodian; (iii) the insolvency of or acts or omissions by a Securities System, Underlying Transfer Agent or Special Sub-Custodian; (iv) the failure of the Fund, its Investment Advisor or any duly authorized person to adhere to the Custodian’s operational policies and procedures;(v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian’s sub-custodians, nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (viii) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian is authorized and instructed to rely upon the information it receives from the Fund or any third party on behalf of the Fund.  The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any data supplied to it by or on behalf of the Fund.  The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Fund arising from the performance of the Custodian’s duties hereunder in reliance upon records that were maintained for the Fund by entities other than the Custodian prior to its appointment as custodian.

If the Fund on behalf of a Portfolio instructs the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to the Custodian taking such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.  The Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

Any property at any time held for the account of the applicable Portfolio shall be security for the

Fund’s performance of its obligations under this Agreement.  The obligations include the Fund’s obligations to reimburse the Custodian if the Custodian, its affiliates, subsidiaries or agents advances cash or securities to the Fund for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, as well as the Fund’s obligation to compensate the Custodian pursuant to Section 14 hereof.  Should the Fund fail to reimburse or otherwise pay the Custodian any obligation under this Agreement promptly, the Custodian shall have the rights and remedies of a secured party under this Agreement, the Uniform Commercial Code and other applicable law, including the right to utilize available cash and to dispose of such Portfolio’s assets to the extent necessary to obtain payment or reimbursement.  The Custodian may at any time decline to follow Proper Instructions to deliver out to the Fund cash or securities if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash or securities remaining will not have sufficient value fully to secure the Fund’s payment or reimbursement obligations, whether contingent or otherwise.

The Custodian has no responsibility to monitor or oversee the investment activity undertaken by a Fund or its Investment Advisor.  The Custodian has no duty to ensure (or to inquire whether) an Investment Advisor complies with any investment objectives or restrictions agreed between the Fund and the Investment Advisor, or whether the Investment Advisor complies with its legal obligations to under applicable securities laws or other laws, including laws intended to protect the interests of investors.   The Custodian shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the investments made by the Fund or on its behalf.

The Fund’s receipt of securities from a counterparty in connection with any of its purchase transactions and its receipt of cash from a counterparty in connection with any sale of securities will be at the Fund’s sole risk, and the Custodian shall not be obligated to make demands on the Fund’s behalf if the Fund’s counterparty defaults.  If the Fund’s counterparty fails to deliver securities or cash, the Custodian will, as its sole responsibility, notify the Investment Advisor of such failure within a reasonable time after becoming aware of the same.

Notwithstanding anything contained herein to the contrary, neither party shall be liable for any indirect, special or consequential damages; provided that the foregoing limitation shall not apply with respect to damages or claims arising out of or relating to that party’s fraud or willful misconduct.

SECTION 16.                     EFFECTIVE PERIOD AND TERMINATION.

This Agreement shall remain in full force and effect for an initial term ending October 17, 2019 (the “Initial Term”).  After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.  During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the

happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.   Upon termination of this Agreement pursuant to this paragraph with respect to the Fund or Portfolio, the Fund shall pay Custodian its compensation due and shall reimburse Custodian for its costs, expenses and disbursements.

In the event of: (i) the Fund’s termination of this Agreement with respect to the Fund or its Portfolio(s) for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to the Fund or Portfolio (or its respective successor), the Fund shall pay the Custodian its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by Custodian with respect to the Fund or Portfolio) and shall reimburse the Custodian for its costs, expenses and disbursements.  Upon receipt of such payment and reimbursement, the Custodian will deliver the Fund’s or Portfolio’s securities and cash as set forth hereinbelow.  For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such as (a) the liquidation or dissolution of the Fund or a Portfolio and distribution of the Fund’s or Portfolio’s assets as a result of the Board’s determination in its reasonable business judgment that the Fund or Portfolio is no longer viable (b) a merger of the Fund or Portfolio into, or the consolidation of the Fund or Portfolio with, another entity, or (c) the sale by the Fund or Portfolio of all, or substantially all, of its assets to another entity, in each of (b) and (c) where the Custodian is retained to continue providing services to the Fund or Portfolio (or its respective successor) on substantially the same terms as this Agreement.

Termination of this Agreement with respect to any one particular Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Portfolio.  The provisions of Sections 14 and 15 and the indemnification obligations of Section 9 of this Agreement shall survive termination of this Agreement for any reason.

SECTION 17.                     SUCCESSOR CUSTODIAN.

If a successor custodian for one or more Portfolios shall be appointed by the Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities, funds and other properties of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with Proper Instructions.

In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York of its own selection, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent.  Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 18.  REMOTE ACCESS SERVICES ADDENDUM.  The Custodian and the Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

SECTION 19.  LOAN SERVICES ADDENDUM.                           In the event the Fund directs Custodian in writing to perform loan services, Custodian and the Fund hereby agree to be bound by the terms of the Loan Services Addendum attached hereto and the Fund shall reimburse Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by the Fund and Custodian.

SECTION 20.  GENERAL.

SECTION 20.1  GOVERNING LAW.  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts, without giving effect to any conflict of laws rules.

SECTION 20.2  PRIOR AGREEMENTS; AMENDMENTS.  This Agreement supersedes and terminates, as of the date hereof, all prior agreements between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund’s assets.  This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

SECTION 20.3  ASSIGNMENT.  This Agreement may not be assigned by either party without the prior written consent of the other party, except that the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Custodian.

SECTION 20.4  EMPLOYMENT OF OTHERS.  The Custodian may employ, engage, associate or contract with such person or persons, including, without limitation, affiliates and subsidiaries of the Custodian, as the Custodian may deem desirable to assist it in performing its duties under this Agreement without the consent of the Fund; provided, however, that the compensation of such person or persons shall be paid by the Custodian and that the Custodian shall be as fully responsible to the Fund for the acts and omissions of any such person or persons as it is for its own acts and omissions under this Agreement.

SECTION 20.5  INSURANCE.  The Custodian shall at all times during the term of this Agreement maintain, at its cost, insurance coverage regarding its business in such amount and scope as it deems adequate in connection with the services provided by the Custodian under this Agreement.  Upon the Fund’s reasonable request, which in no event shall be more than once annually, the Custodian shall furnish to the Fund a summary of the Custodian’s applicable insurance coverage.

SECTION 20.6  INTERPRETIVE AND ADDITIONAL PROVISIONS.  In connection with the operation of this Agreement, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement.  Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Fund’s articles of organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, “Governing Documents”).  No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 20.7  ADDITIONAL PORTFOLIOS.  In the event that the Fund establishes one or more series of Shares in addition to those set forth on Appendix A hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

SECTION 20.8  THE PARTIES. All references herein to the “Portfolio” are to the individual series or portfolio of the Fund, or to the Fund on behalf of the individual series or portfolio, as appropriate.  Any reference in this Agreement to “the parties” shall mean the Custodian and the Fund.  The Fund hereby represents and warrants that (a) it is organized and validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its Governing Documents to enter into and perform this Agreement; (c) all requisite proceedings have been or will be taken to authorize it to enter into and perform this Agreement; and (d) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.  The Custodian hereby represents and warrants that (a) it is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts; (b) it has the organizational power and authority to carry on its business in The Commonwealth of Massachusetts; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Custodian’s ability to perform its duties and obligations under this Agreement; and (e) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it.

SECTION 20.9  NOTICES.  Any notice, instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:

HIMCO Variable Insurance Trust
One Hartford Plaza
Hartford, CT 06155

Attention: Matthew J. Poznar, President
Telephone: 860-297-6436
Facsimile: 860-297-8884
E-mail: mpoznar@himco.com

With a copy to:

HIMCO Variable Insurance Trust
One Hartford Plaza
Hartford, CT 06155
Attention: Brenda Page, Chief Legal Officer
Telephone: 860-297-6444
Facsimile: 860-297-8892
E-mail: brenda.page@thehartford.com

To the Custodian:	STATE STREET BANK AND TRUST COMPANY
1776 Heritage Drive
North Quincy, Massachusetts 02171
Attention: Michael Timcoe
Telephone: 617-985-3185
Facsimile: 617-985-0793

With a copy to:

State Street Bank and Trust Company
P.O. Box 5049
Boston, MA 02206-5049
Attn: Legal Division, Senior Vice President and Senior Managing Counsel
Facsimile: 617-662-2702

SECTION 20.10  COUNTERPARTS.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.  Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

SECTION 20.11  SEVERABILITY.  If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.  The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

SECTION 20.12 CONFIDENTIALITY.  The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations.  All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party.  The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (ii) that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (iii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iv) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.  Notwithstanding anything herein to the contrary, the Custodian and its affiliates may report and use nonpublic portfolio holdings information of its clients, including the Fund or Portfolio, on an aggregated basis with all or substantially all other client information and without specific reference to any Fund or Portfolio.

SECTION 20.13  REPRODUCTION OF DOCUMENTS.  This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 20.14  REGULATION GG.  The Fund hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) (“Regulation GG”).  The Fund hereby covenants that it shall not engage in an Internet gambling business.  In accordance with Regulation GG, the Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

SECTION 20.15  DATA PRIVACY. The Custodian will implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of the Fund’s shareholders, employees, directors and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.  For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) Social Security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account, or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account.  Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

If the Custodian discovers that an unauthorized disclosure of the Customer Information in the possession of the Custodian or its agents has occurred which requires notification to the Fund and under applicable law, then the Custodian will, as soon as practicable, (i) notify the Fund of such unauthorized disclosure to the extent required by applicable law, (ii) investigate and address the unauthorized disclosure, and (iii) advise the Fund as to the steps being taken that are reasonably designed to prevent future similar unauthorized disclosures.

SECTION 20.16  SHAREHOLDER COMMUNICATIONS ELECTION.  SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information.  In order to comply with the rule, as may be applicable, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund’s name, address, and share position to requesting companies whose securities the Fund owns.  If the Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies.  If the Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule, as applicable, to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund.  For the Fund’s protection, the rule, as applicable, prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications.  Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES ☐                                                         The Custodian is authorized to release the Fund’s name, address, and share positions.

NO ☒                                                             The Custodian is not authorized to release the Fund’s name, address, and share positions.

SECTION 20.17.  LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.  This Agreement is executed by the Fund with respect to each of its Portfolios and the obligations hereunder are not binding upon any of the trustees, officers, employees, agents or shareholders of the Fund individually.  Notwithstanding any other provision in this Agreement to the contrary, each and every obligation, liability or undertaking of a particular Portfolio under this Agreement shall constitute solely an obligation, liability or undertaking of, and be binding upon, the Fund and shall be payable solely from the available assets of such particular Portfolio and shall not be binding upon or affect any assets of any other Portfolio.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

HIMCO VARIABLE INSURANCE TRUST

By:
Name: Matthew J. Poznar
Title: President

STATE STREET BANK AND TRUST COMPANY

By:
Name: Michael F. Rogers
Title: Executive Vice President

APPENDIX A

TO

CUSTODIAN AGREEMENT

PORTFOLIOS OF HIMCO VARIABLE INSURANCE TRUST

HIMCO VIT Index Fund (Class IA and IB Shares)

HIMCO VIT Portfolio Diversifier Fund (Class IB Shares)

HIMCO VIT American Funds Growth Fund (Class IB Shares)

HIMCO VIT American Funds Growth-Income Fund (Class IB Shares)

HIMCO VIT American Funds International Fund ( Class IB Shares)

HIMCO VIT American Funds New World Fund (Class IB Shares)

HIMCO VIT American Funds Asset Allocation Fund (Class IB Shares)

HIMCO VIT American Funds Blue Chip Income and Growth Fund (Class IB Shares)

HIMCO VIT American Funds Bond Fund (Class IB Shares)

HIMCO VIT American Funds Global Bond Fund (Class IB Shares)

HIMCO VIT American Funds Global Growth and Income Fund (Class IB Shares)

HIMCO VIT American Funds Global Growth Fund (Class IB Shares)

HIMCO VIT American Funds Global Small Capitalization Fund (Class IB Shares)